Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Prospectus Supplement of our report dated February 3, 1997, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1996 and 1995 and for the three years ended December 31, 1996. We also consent to the reference to our firm under the caption "Report of Experts."

                                       /s/ Coopers & Lybrand L.L.P.
                                       Coopers & Lybrand L.L.P.

June 12, 1997
New York, New York